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                                                                   EXHIBIT 2.1



                         AGREEMENT AND PLAN OF MERGER
                         DATED AS OF DECEMBER 4, 1997
                                    AMONG
                          WHEELS SPORTS GROUP, INC.,
                         RACING CHAMPIONS CORPORATION
                                     AND
                            WSG ACQUISITION, INC.


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                                TABLE OF CONTENTS

                                                                       Page

                                    ARTICLE I

                                   THE MERGER

 1.01      The Merger                                                    1
 1.02      Effective Time                                                2
 1.03      Closing of the Merger                                         2
 1.04      Effects of the Merger                                         2
 1.05      Certificate of Incorporation and By-Laws                      2
 1.06      Directors                                                     2
 1.07      Officers                                                      3
 1.08      Conversion of Shares                                          3
 1.09      Appraisal Rights                                              3
 1.10      Exchange of Certificates                                      4
 1.11      Stock Options, Warrants and Other Rights                      6

                                    ARTICLE II

                   REPRESENTATIONS AND WARRANTIES OF THE COMPANY

 2.01      Organization and Qualification; Subsidiaries                  8
 2.02      Capitalization of the Company and its Subsidiaries            9
 2.03      Authority Relative to this Agreement                         10
 2.04      SEC Reports; Financial Statements                            11
 2.05      Information Supplied                                         12
 2.06      Consents and Approvals; No Violations                        12
 2.07      Contracts; No Defaults                                       13
 2.08      No Undisclosed Liabilities; Absence of Changes               14
 2.09      Litigation                                                   15
 2.10      Compliance with Applicable Law                               15
 2.11      Employee Benefit Plans; Labor Matters                        16
 2.12      Environmental Laws and Regulations                           17
 2.13      Taxes                                                        18
 2.14      Intellectual Property; Software                              19
 2.15      Certain Business Practices                                   20
 2.16      Vote Required                                                20
 2.17      Tax Treatment; Pooling                                       20
 2.18      Affiliates                                                   21


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 2.19      Opinion of Financial Adviser                                 21
 2.20      Brokers                                                      21
 2.21      Title to Properties                                          21
 2.22      Affiliate Transactions                                       22


                                    ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF PARENT
                                  AND ACQUISITION

 3.01      Organization and Qualification; Subsidiaries                 22
 3.02      Capitalization of Parent and its Subsidiaries                23
 3.03      Authority Relative to this Agreement                         24
 3.04      SEC Reports; Financial Statements                            25
 3.05      Information Supplied                                         25
 3.06      Consents and Approvals; No Violations                        26
 3.07      Contracts; No Defaults                                       26
 3.08      No Undisclosed Liabilities; Absence of Changes               27
 3.09      Litigation                                                   27
 3.10      Compliance with Applicable Law                               28
 3.11      Employee Benefit Plans; Labor Matters                        29
 3.12      Environmental Laws and Regulations                           30
 3.13      Tax Matters                                                  30
 3.14      Intellectual Property; Software                              31
 3.15      Certain Business Practices                                   32
 3.16      Vote Required                                                33
 3.17      Tax Treatment; Pooling                                       33
 3.18      Opinion of Financial Adviser                                 32
 3.19      Brokers                                                      33
 3.20      No Prior Activities                                          33
 3.21      Title to Properties                                          33
 3.22      Affiliate Transactions                                       33

                                    ARTICLE IV

                                     COVENANTS

 4.01      Conduct of Business of Parent and the Company                34
 4.02      Preparation of S-4 and the Proxy Statement                   37
 4.03      Other Potential Acquirers of the Company                     37
 4.04      Comfort Letters                                              39
 4.05      Meetings of Stockholders                                     39


                                       ii


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 4.06      Nasdaq Listing                                               40
 4.07      Access to Information                                        40
 4.08      Additional Agreements; Reasonable Efforts                    41
 4.09      Public Announcements                                         41
 4.10      Indemnification                                              41
 4.11      Notification of Certain Matters                              42
 4.12      Affiliates; Pooling; Tax-Free Reorganization                 42
 4.13      Parent Board                                                 43

                                     ARTICLE V

                     CONDITIONS TO CONSUMMATION OF THE MERGER

 5.01      Conditions to Each Party's Obligations to Effect
           the Merger                                                   43
 5.02      Additional Conditions to the Obligations of the
           Company                                                      44
 5.03      Additional Conditions to the Obligations of Parent
           and Acquisition                                              45

                                    ARTICLE VI

                         TERMINATION, AMENDMENT AND WAIVER

 6.01      Termination                                                  47
 6.02      Effect of Termination                                        49
 6.03      Fees and Expenses                                            50
 6.04      Amendment                                                    51
 6.05      Extension; Waiver                                            51
 6.06      Definition of Third Party Acquisition with Respect
           to Parent                                                    51

                                    ARTICLE VII

                                   MISCELLANEOUS

 7.01      Nonsurvival of Representations and Warranties                52
 7.02      Entire Agreement; Assignment                                 52
 7.03      Validity                                                     52
 7.04      Notices                                                      52
 7.05      Governing Law                                                53
 7.06      Descriptive Headings                                         53

                                      iii

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 7.07      Parties in Interest                                          53
 7.08      Certain Definitions                                          53
 7.09      Personal Liability                                           54
 7.10      Specific Performance                                         54
 7.11      Counterparts                                                 55
 7.12      No Rule of Construction                                      55


                             EXHIBITS

Exhibit A         Form of Stockholder Agreements
Exhibit B         Form of Company Pooling Letters
Exhibit C         Form of Rule 145 Letters
Exhibit D         Form of Parent Pooling Letters
Exhibit E         Form of Opinion of Counsel to Parent
Exhibit F         Form of Opinion of Counsel to the Company


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                          AGREEMENT AND PLAN OF MERGER



                  THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of December 4, 1997 is among WHEELS SPORTS GROUP, INC., a North Carolina corporation (the "Company"), RACING CHAMPIONS CORPORATION, a Delaware corporation ("Parent"), and WSG ACQUISITION, INC., a North Carolina corporation and a wholly owned subsidiary of Parent ("Acquisition").

                  WHEREAS, the Boards of Directors of Parent, Acquisition and the Company have each duly and unanimously (i) determined that the Merger (as defined below) is in the best interests of their respective stockholders, (ii) approved the Merger in accordance with the terms of this Agreement and (iii) resolved to recommend approval of the Merger by their respective shareholders;

                  WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to Parent's willingness to enter into this Agreement, Parent is entering into agreements with certain holders of shares of the Company's common stock, par value $0.01 per share (the "Shares"), in the form attached hereto as Exhibit A (the "Stockholder Agreements");

                  WHEREAS, for federal income tax purposes it is intended that the Merger qualify a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

                  WHEREAS, for accounting purposes, it is intended that the Merger be accounted for as a pooling of interests.

                  NOW THEREFORE in consideration of the premises and the representations, warranties, covenants and agreements herein contained and intending to be legally bound hereby, the Company, Parent and Acquisition hereby agree as follows:

                                    ARTICLE I
                                   THE MERGER

                  1.01. The Merger. At the Effective Time (as defined below) and upon the terms and subject to the conditions of this Agreement and in accordance with the North Carolina Business Corporation Act ("NCBC"), Acquisition shall be

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merged with and into the Company (the "Merger"). Following the Merger, the
Company shall continue as the surviving corporation (the "Surviving Corporation") and the separate corporate existence of Acquisition shall cease. The Merger is intended to qualify as a tax-free reorganization under Section 368 of the Code.

                  1.02. Effective Time. Subject to the terms and conditions set forth in this Agreement, a Certificate of Merger (the "Merger Certificate") shall be duly executed and acknowledged by Acquisition and the Company and thereafter delivered to the Secretary of State of the State of North Carolina for filing pursuant to the NCBC on the Closing Date (as defined in Section 1.03). The Merger shall become effective at such time as a properly executed and certified copy of the Merger Certificate is duly filed in accordance with the NCBC or such later time as Parent and the Company may agree upon and set forth in the Merger Certificate (the time the Merger becomes effective being referred to herein as the "Effective Time").

                  1.03. Closing of the Merger. The closing of the Merger (the "Closing") will take place at a time and on a date (the "Closing Date") to be specified by the parties, which shall be no later than the second business day after satisfaction of the latest to occur of the conditions set forth in Article V at the offices of Parent, unless another time, date or place is agreed to in writing by the parties hereto.

                  1.04. Effects of the Merger. The Merger shall have the effects set forth in the NCBC. Without limiting the generality of the foregoing and subject thereto, at the Effective Time all the properties, rights, privileges, powers and franchises of the Company and Acquisition shall vest in the Surviving Corporation and all debts, liabilities and duties of the Company and Acquisition shall become the debts, liabilities and duties of the Surviving Corporation.

                  1.05. Certificate of Incorporation and By-Laws. The Certificate of Incorporation of Acquisition in effect at the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until amended in accordance with applicable law, except that the name of the Surviving Corporation shall be "Wheels Sports Group, Inc." The bylaws of Acquisition in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with applicable law.

                  1.06. Directors. The directors of Acquisition at the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and bylaws of the Surviving



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Corporation until such director's successor is duly elected or appointed and qualified.

                  1.07. Officers. The officers of the Company at the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and bylaws of the Surviving Corporation until such officer's successor is duly elected or appointed and qualified.

                  1.08.    Conversion of Shares.

                           (a) Subject to Section 1.09, at the Effective Time
each share of the Company's common stock, $.01 par value per share (the "Shares") which is issued and outstanding immediately prior to the Effective Time (other than Shares held in the Company's treasury or by any of the Company's subsidiaries and Shares held by Parent, Acquisition or any other subsidiary of Parent) shall, by virtue of the Merger and without any action on the part of Acquisition, the Company or the holder thereof, be converted into the right to receive 0.80 (the "Exchange Ratio") of a share of Parent's common stock, $.01 par value per share (the "Parent Common Stock"; the shares of Parent Common Stock to be issued hereunder, the "Merger Consideration"). If, between the date of this Agreement and the Effective Time, the outstanding shares of Parent Common Stock or the Shares shall have been changed into a different number of shares or a different class by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, then the Exchange Ratio shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

                           (b) At the Effective Time, each outstanding share of
the common stock, $.01 par value per share, of Acquisition shall be converted into one share of common stock, $.01 par value per share, of the Surviving Corporation.

                           (c) At the Effective Time, each Share held in the
treasury of the Company and each Share held by Parent, Acquisition or any subsidiary of Parent, Acquisition or the Company immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of Acquisition, the Company or the holder thereof, be canceled, retired and cease to exist, and no shares of Parent Common Stock shall be delivered with respect thereto.

                  1.09. Appraisal Rights. Notwithstanding Section 1.08, Shares which are issued and outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in


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writing and who has demanded appraisal for such Shares in accordance with the
NCBC ("Dissenting Shares") shall not be converted into a right to receive the Merger Consideration, but rather the holder thereof shall only be entitled to such appraisal rights as are granted by the NCBC. If after the Effective Time such holder fails to perfect or withdraws or loses its right to appraisal, such Shares shall be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration payable in respect of such Shares pursuant to Section 1.08, without any interest thereon. The Company shall give Acquisition and Parent prompt notice of any demands received by the Company for appraisal of Shares prior to the Effective Time, and Acquisition shall have the right to participate in all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, except with the prior written consent of Parent or as otherwise required by law, make any payment with respect to, or settle or offer to settle, any such demands.

                  1.10.    Exchange of Certificates.

                           (a) From time to time following the Effective Time,
as required by subsections (b) and (c) below, Parent shall deliver to Boston EquiServe, or such other agent or agents as may be appointed by Parent and Acquisition (the "Exchange Agent") for the benefit of the holders of Shares for exchange in accordance with this Agreement through the Exchange Agent: (i) the Merger Consideration, consisting of certificates representing the appropriate number of shares of Parent Common Stock and (ii) cash to be paid in lieu of fractional shares of Parent Common Stock (such shares of Parent Common Stock and such cash are hereinafter referred to as the "Exchange Fund") issuable pursuant to Section 1.08 in exchange for outstanding Shares.

                           (b) As soon as reasonably practicable after the
Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding Shares (the "Certificates") whose shares were converted into the right to receive the Merger Consideration pursuant to Section 1.08: (i) a letter of transmittal (which shall specify that delivery shall be effected and risk of loss and title to the Certificates shall pass only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent and the Company may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal duly executed and completed in accordance with the instructions thereon, and such other documents as may reasonably be requested by Parent or the Exchange Agent, and subject to any applicable withholding of taxes,


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the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration and, if applicable, a check representing the cash consideration to which such holder may be entitled on account of a fractional share of Parent Common Stock which such holder has the right to receive pursuant to the provisions of this Article I, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Shares which is not registered in the transfer records of the Company, the Merger Consideration may be issued to a transferee if the Certificate representing such Shares is presented to the Exchange Agent accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 1.10, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration and cash in lieu of any fractional shares of Parent Common Stock as contemplated by this Section 1.10.

                           (c) No dividends or other distributions declared or
made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 1.10(f) until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor without interest: (i) at the time of such surrender the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 1.10(f) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock and (ii) at the appropriate payment date the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Parent Common Stock.

                           (d) In the event that any Certificate for Shares
shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange therefor upon the making of an affidavit of that fact by the holder thereof such shares of Parent Common Stock and cash in lieu of fractional shares if any as may be required pursuant to this Agreement, provided, however, that Parent or its Exchange Agent may, in its sole discretion, require the delivery of a suitable bond or indemnity.

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                           (e) All shares of Parent Common Stock and cash issued
upon the surrender for exchange of Shares in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such Shares, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares which were outstanding immediately prior to the Effective Time. If after the Effective Time Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

                           (f) No fractions of a share of Parent Common Stock
shall be issued in the Merger. In lieu thereof, each holder of Shares otherwise entitled to a fraction of a share of Parent Common Stock shall, upon surrender of his or her Certificate or Certificates, be entitled to receive an amount of cash (without interest) determined by multiplying (x) the average closing sale price for Parent Common Stock as reported by the Nasdaq National Market during the 20 consecutive business days ending on the fifth business day prior to the Effective Time by (y) the fractional share interest to which such holder would otherwise be entitled. The parties acknowledge that payment of the cash consideration in lieu of issuing fractional shares was not separately bargained for consideration but merely represents a mechanical rounding off for purposes of simplifying the corporate and accounting complexities which would otherwise be caused by the issuance of fractional shares.

                           (g) Any portion of the Exchange Fund which remains
undistributed to the holders of Certificates for six months after the Effective Time shall be delivered to Parent upon its demand, and any holders of Certificates who have not previously surrendered their Certificates in accordance with this Article I shall thereafter look only to Parent for payment of the Merger Consideration and any cash to be paid in lieu of fractional shares of Parent Common Stock. Notwithstanding the foregoing, neither Parent nor the Company shall be liable to any holder of Shares or Parent Common Stock as the case may be for such shares (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  1.11.    Stock Options, Warrants and Other Rights.

                           (a) Schedule 1.11 sets forth a list of each
outstanding option, warrant or other right to purchase or acquire Shares (a "Company Stock Option" or collectively the "Company Stock Options") issued pursuant to the 1996 Omnibus Stock Plan or pursuant to any other contract or arrangement (collectively, the "Company Plans") and outstanding as of the date of this Agreement, whether


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or not fully vested, and sets forth with respect to each Company Stock Option the option exercise price, the number of shares subject to the Company Stock Option, any related stock appreciation rights, the dates of grant, vesting, exercisability and expiration of the Company Stock Option. At the Effective Time, each outstanding Company Stock Option shall be converted as of the Effective Time into options, warrants or rights, as the case may be, to purchase shares of Parent Common Stock in accordance with the terms of this Section 1.11.

                           (b) Each outstanding Company Stock Option outstanding
immediately prior to the Effective Time shall be assumed at the Effective Time by the Surviving Corporation and converted automatically into an option, warrant or right, as the case may be, to purchase shares of Parent Common Stock (a "New Option") in an amount and at an exercise price determined in accordance with
Schedule 1.11. Notwithstanding anything herein to the contrary, in the case of any Company Stock Option to which Section 421 of the Code applies by reason of its qualification under Section 422 of the Code ("incentive stock options" or "ISOs") the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with Section 424(a) of the Code.

                           (c) As soon as practicable after the Effective Time,
Parent shall deliver to the holders of Company Stock Options appropriate notices setting forth such holders' rights and that the Company Plans evidencing the grants of such Options shall continue in effect on the same terms and conditions (subject to any adjustments which may be required by this Section 1.11 after giving effect to the Merger and to such further changes which may be necessary to cause the Company Stock Options to conform to the requirements of Parent's stock option plans). Parent shall use reasonable efforts to ensure, to the extent required by and subject to the provisions of such plans, that Company Stock Options which qualified as incentive stock options prior to the Effective Time continue to qualify as incentive stock options of Parent after the Effective Time.

                           (d) Parent shall take all corporate action necessary
to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of New Options assumed in accordance with this Section
1.11. As soon as it is permitted to do so after the Effective Time, Parent shall file a registration statement on Form S-8 (or any successor or other appropriate forms) with respect to all shares of Parent Common Stock issuable under the Company Plans which may be registered on Form S-8, and shall use reasonable efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or



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
prospectuses contained therein) for so long as such New Options remain outstanding.

                           (e) At or before the Effective Time, the Company
shall cause to be effected any amendments to the Company Plans and the Company Stock Options which may be necessary in order to give effect to the provisions of this Section 1.11, and will use reasonable efforts to obtain the consent of any holder of Company Stock Options necessary to effect any such amendments.

                           (f) Subject to adjustment as provided in Section
1.08(a), in no event shall Parent be required to issue more than 5,498,357 shares of Parent Common Stock in connection with the Merger, including shares of Parent Common Stock issuable upon exercise of any New Options.

                                   ARTICLE II
                               REPRESENTATIONS AND
                            WARRANTIES OF THE COMPANY

                  The Company hereby represents and warrants to each of Parent and Acquisition as follows:

                  2.01.    Organization and Qualification; Subsidiaries.

                           (a) Section 2.01 of the Disclosure Schedule delivered
by the Company to Parent (the "Company Disclosure Schedule") identifies each subsidiary of the Company as of the date hereof and its respective jurisdiction of incorporation or organization, as the case may be. Except as set forth in
Section 2.01 of the Company Disclosure Schedule, the Company does not have any interest in any corporation, partnership, limited liability company, business trust or other business entity. Each of the Company and its subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted. The Company has heretofore delivered to Acquisition or Parent accurate and complete copies of the Certificate of Incorporation and bylaws (or similar governing documents), as currently in effect, of the Company and its subsidiaries.

                           (b) Each of the Company and its subsidiaries is duly
qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such













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

jurisdictions where the failure to be so duly qualified or licensed and in good standing would not have a Material Adverse Effect on the Company (as defined below). When used in connection with the Company or its subsidiaries, the term "Material Adverse Effect on the Company" means any change or effect (i) that is or is reasonably likely to be materially adverse to the business, results of operations, condition (financial or otherwise) or prospects of the Company and its subsidiaries, taken as whole, or (ii) that would adversely affect the ability of the Company, Parent or Acquisition to consummate the transactions contemplated by this Agreement in accordance with its terms.

                  2.02.    Capitalization of the Company and its Subsidiaries.

                           (a)      The authorized capital stock of the Company
consists of 15,000,000 Shares, of which, as of the date of this Agreement, 4,680,253 Shares were issued and outstanding, and 5,000,000 shares of preferred stock, none of which are outstanding. All of the outstanding Shares have been validly issued and are fully paid, nonassessable and free of preemptive rights. As of the date of this Agreement, 1,672,192 Shares were reserved for issuance and issuable upon or otherwise deliverable in connection with the exercise of outstanding Company Stock Options. Except as disclosed in Section
2.02 of the Company Disclosure Schedule, between October 31,1997 and the date hereof, no shares of the Company's capital stock have been issued other than pursuant to Company Stock Options already in existence on such date, and between October 31,1997 and the date hereof no Company Stock Options have been granted. Except as set forth above, as of the date hereof and as of the Effective Time, there are outstanding: (i) no shares of capital stock or other voting securities of the Company, (ii) no securities of the Company or its subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of the Company, (iii) no options, warrants, subscriptions, calls, rights or other agreements to acquire from the Company or its subsidiaries, and no obligations of the Company or its subsidiaries to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company and (iv) no equity equivalent interests or rights to acquire equity equivalent interests in the ownership or earnings of the Company or its subsidiaries or other similar rights (collectively "Company Securities"). As of the date hereof, there are no outstanding obligations of the Company or its subsidiaries to repurchase, redeem or otherwise acquire any Company Securities. Except as set forth in
Section 2.02(a) of the Company Disclosure Schedule, there are no stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting or registration of any shares of capital stock of the Company or other Company Securities, and to


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

the knowledge of the Company, no such agreements have been entered into by shareholders of the Company.

                           (b) All of the outstanding capital stock of the
Company's subsidiaries is owned by the Company, directly or indirectly, free and clear of any Lien (as defined below) or any other limitation or restriction (including any restriction on the right to vote or sell the same except as may be provided as a matter of law). There are no securities of the Company or its subsidiaries convertible into or exchangeable for, no options or other rights to acquire from the Company or its subsidiaries and no other contract, understanding, arrangement or obligation (whether or not contingent) providing for, the issuance or sale, directly or indirectly, of any capital stock or other ownership interests in or any other securities of any subsidiary of the Company. There are no outstanding contractual obligations of the Company or its subsidiaries to repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other ownership interests in any subsidiary of the Company. For purposes of this Agreement, "Lien" means, with respect to any asset (including without limitation any security), any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

                           (c) Except as set forth on Section 2.02(c) of the
Company Disclosure Schedule, none of the awards, grants or other agreements with respect to the Company Stock Options have provisions which accelerate the vesting or right to exercise such options upon the execution of this Agreement (including documents attached as Exhibits hereto), the consummation of the transactions contemplated hereby (or thereby) or any other "change of control" events.

                           (d) The Shares constitute the only class of equity
securities of the Company or its subsidiaries registered or required to be registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                  2.03.    Authority Relative to this Agreement.

                           (a) The Company has all necessary corporate power and
authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Company (the "Company Board") and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby except the approval and adoption of this Agreement by the holders of a majority of the outstanding Shares. This Agreement has been duly


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



and validly executed and delivered by the Company and constitutes a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms.

                           (b) The Company Board (at a meeting duly called and
held) has unanimously (i) approved this Agreement, the Option Agreement and the Voting Agreements, (ii) determined that the transactions contemplated hereby and thereby are in the best interests of the holders of the Shares and (iii) resolved to recommend that the stockholders of the Company approve and adopt the Merger and this Agreement. The resolutions of the Company Board taking the actions described in the preceding sentence have not been rescinded, withdrawn, amended or otherwise modified, remain in full force and effect, and constitute the only action of the Company Board with respect to the Merger or the other transactions contemplated by this Agreement.

                  2.04.    SEC Reports; Financial Statements.

                           (a) Except as set forth in Section 2.04(a) of the
Company Disclosure Schedule, since the April 16, 1997 effective date of the Company's registration statement on Form SB-2 (the "Registration Statement"), the Company has timely filed all required forms, reports and documents (together with the Registration Statement, the "Company SEC Reports") with the Securities and Exchange Commission (the "SEC"), each of which has complied in all material respects with all applicable requirements of the Securities Act of 1933, as amended (the "Securities Act") and the Exchange Act, each as in effect on the dates such forms, reports and documents were filed. None of such Company SEC Reports, including, without limitation, any financial statements or schedules included or incorporated by reference therein, contained when filed or as of the date hereof any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading. The consolidated financial statements of the Company included in the Company SEC Reports fairly present, in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended, except that in the case of the unaudited consolidated financial statements included in any Form 10-QSB, the presentation and disclosures conform with the applicable rules of the Exchange Act and include all adjustments necessary to conform to GAAP requirements with respect to interim financial statements.

                           (b) The Company has heretofore delivered to Parent or
promptly will deliver to Parent a complete and correct copy of all Company SEC Reports and any amendments or modifications which are required to be filed with the SEC but have not yet been filed with the SEC to the Company SEC Reports or to agreements, documents or other instruments which previously had been filed by the Company with the SEC pursuant to the Exchange Act.

                  2.05. Information Supplied. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in
(a) the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of shares of Parent Common Stock in the Merger (the "S-4"), or (b) the joint proxy statement to be distributed in connection with Parent's and the Company's meeting of stockholders to vote upon this Agreement (the "Proxy Statement") will, in the case of the S-4, at the time the S-4 is filed with the SEC, at the time it becomes effective under the Securities Act, at the time of the filing of any post-effective amendments thereto and at the Effective Time, and, in the case of the Proxy Statement, at the time of the mailing of the Proxy Statement or any amendments or supplements thereto, and at the respective times of the meetings of the Company and Parent to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading provided, however, that the Company makes no representation or warranty concerning information supplied or to be supplied by Parent for inclusion or incorporation by reference to the S-4.

                  2.06. Consents and Approvals; No Violations. Except for filings, permits, authorizations, consents and approvals as may be required under the Securities Act, the Exchange Act, state securities or blue sky laws, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") or the By-Laws of the National Association of Securities Dealers, Inc. (the "NASD") and the filing and recordation of the Merger Certificate as required by the NCBC, no filing with or notice to and no permit, authorization, consent or approval of any United States or foreign court or tribunal, or administrative, governmental or regulatory body, agency or authority (a "Governmental Entity") is necessary for the execution and delivery by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not have a Material Adverse Effect on the Company. Neither the execution, delivery and performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the respective Certificate of Incorporation or bylaws (or similar governing documents) of the Company or any of its subsidiaries, (ii) except as set forth in Section 2.06 of the Company Disclosure Schedule, result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound or (iii) except as set forth in Section 2.06 of the Company Disclosure Schedule, violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to the Company or any of its subsidiaries or any of their respective properties or assets except, in the case of (ii) or (iii), for violations, breaches or defaults which, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

                  2.07.    Contracts; No Defaults.

                           (a) Section 2.07 of the Company Disclosure Schedule
sets forth a true and complete list of each note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any of its subsidiaries is now a party or by which any of them or any of their respective properties or assets may be bound and which is material to the Company and its subsidiaries taken as a whole (each, a "Company Contract"). Each Company Contract is a legal, valid and binding obligation of the Company or its subsidiary, as the case may be, and is in full force and effect.

                           (b) Except as set forth in Section 2.07 of the
Company Disclosure Schedule, none of the Company or its subsidiaries is in breach, default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a breach, default or violation) of any term, condition or provision of (i) its Certificate of Incorporation or bylaws (or similar governing documents), (ii) any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any of its subsidiaries is now a party or by which any of them or any of their respective properties or assets may be bound or (iii) any order, writ, injunction, decree, law, statute, rule or regulation applicable to the Company or any of its subsidiaries or any of their respective properties or assets except in the case of (ii) or (iii), for violations, breaches or defaults that would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

                           (c) To the knowledge of the Company, no other party
to any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any of its subsidiaries is now a party or by which any of them or any of their respective properties or assets may be bound is in breach, default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a breach, default or violation) of any term, condition or provision of any such note, bond, mortgage, indenture, lease, contract, agreement or other instrument or obligation, except for violations, breaches or defaults that would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

                  2.08. No Undisclosed Liabilities; Absence of Changes. Except as and to the extent publicly disclosed by the Company in the Company SEC Reports or as set forth in Section 2.08 of the Company Disclosure Schedule, none of the Company or its subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by generally accepted accounting principles to be reflected on a consolidated balance sheet of the Company (including the notes thereto), other than liabilities incurred in the ordinary course of business since September 30, 1997, none of which, individually or in the aggregate, would have a Material Adverse Effect on the Company. Except as set forth in Section 2.08 of the Company Disclosure Schedule, since September 30, 1997:

                           (a) there have been no events changes or effects with
respect to the Company or its subsidiaries having or which reasonably could be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company;

                           (b) neither the Company nor any of its subsidiaries
has conducted its business and operations other than in the ordinary course and consistent with past practices or taken any actions that would have violated or been inconsistent with the provisions of Section 4.01 if it had been in effect;

                           (c) no party (including the Company or any of its
subsidiaries) has accelerated, terminated, modified or canceled (prior to the expiration of its term) any material agreement, contract, lease or license (or series of related agreements, contracts, leases and licenses) to which the Company or any of its subsidiaries is a party or by which any of its assets are bound; and

                           (d) neither the Company nor any of its subsidiaries
has entered into any commitment or other agreement to do any of the foregoing.

                  2.09. Litigation. Except as set forth in Section 2.09 of the Company Disclosure Schedule, there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries or any of their respective properties or assets before any Governmental Entity which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect on the Company or could reasonably be expected to prevent or delay the consummation of the transactions contemplated by this Agreement. Except as set forth in Section 2.09 of the Company Disclosure Schedule, none of the Company or its subsidiaries is subject to any outstanding order, writ, injunction or decree which could reasonably be expected to have a Material Adverse Effect on the Company or could reasonably be expected to prevent or delay the consummation of the transactions contemplated hereby.

                  2.10. Compliance With Applicable Law. Except as set forth in
Section 2.10 of the Company Disclosure Schedule, the Company and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all governmental entities necessary for the lawful conduct of their respective businesses (the "Company Permits") except for failures to hold such permits, licenses, variances, exemptions, orders and approvals which would not have a Material Adverse Effect on the Company. Except as set forth in Section
2.10 of the Company Disclosure Schedule, the Company and its subsidiaries are in compliance with the terms of the Company Permits except where the failure so to comply would not have a Material Adverse Effect on the Company. Except as set forth in Section 2.10 of the Company Disclosure Schedule, the businesses of the Company and its subsidiaries are not being conducted in violation of any law, ordinance or regulation of the United States or any foreign country or any political subdivision thereof or of any Governmental Entity, except (i) that no representation or warranty is made in this Section 2.10 with respect to Environmental Laws (as defined in Section 2.12 below) and (ii) for violations or possible violations of any United States or foreign laws, ordinances or regulations which do not, and insofar as reasonably can be foreseen in the future, will not result in any charges, assessments, levies, fines or other liabilities being imposed upon or incurred by the Company that will equal $250,000 for any single violation or $1 million in the aggregate. Except as set forth in Section 2.10 of the Company Disclosure Schedule, no investigation or review by any Governmental Entity with respect to the Company or its subsidiaries is pending or, to the knowledge of the Company, threatened nor, to the knowledge of the Company, has any Governmental Entity indicated an intention to conduct the same, other than such investigations or reviews as would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

                  2.11.    Employee Benefit Plans, Labor Matters.

                           (a) Section 2.11 (a) of the Company Disclosure
Schedule sets forth a true and complete list of all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock, option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other fringe or employee benefit plans, programs or arrangements and any current or former employment or executive compensation or severance agreements written or otherwise maintained or contributed to for the benefit of or relating to any employee of the Company, any trade or business (whether or not incorporated) which is a member of a controlled group including the Company or which is under common control with the Company within the meaning of Section 414 of the Code (an "ERISA Affiliate"), as well as each plan with respect to which the Company or an ERISA Affiliate could incur liability under Section 4069 (if such plan has been or were terminated) or Section 4212(c) of ERISA (together the "Employee Plans"), excluding former agreements under which the Company has no remaining obligations and any of the foregoing that are required to be maintained by the Company under the laws of any foreign jurisdiction. The Company has delivered to Parent a copy of: (i) the most recent annual report on Form 5500 filed with the Internal Revenue Service (the "IRS") for each Employee Plan where such report is required and (ii) the documents and instruments governing each such Employee Plan (other than those referred to in Section 4(b)(4) of ERISA). No event has occurred and, to the knowledge of the Company, there currently exists no condition or set of circumstances in connection with which the Company or any of its subsidiaries could be subject to any material liability under the terms of any Employee Plans, ERISA, the Code or any other applicable law, including, without limitation, any liability under Title IV of ERISA.

                           (b) Section 2.11(b) of the Company Disclosure
Schedule sets forth a true and complete list of: (i) all employment agreements;
(ii) all agreements with consultants who are individuals obligating the Company to make annual cash payments in an amount exceeding $50,000; (iii) all severance agreements, programs and policies of the Company with or relating to its employees except programs and policies required to be maintained by law; and
(iv) all plans, programs, agreements and other arrangements of the Company with or relating to its employees which contain change in control provisions. The Company has delivered to Parent copies (or descriptions in detail reasonably satisfactory to Parent) of all such agreements, plans, programs and other arrangements.

                           (c) Except as disclosed in Section 2.11(c) of the
Company Disclosure Schedule, there will be no payment, accrual of additional benefits, acceleration of payments or vesting in any benefit under any Employee Plan or any agreement or arrangement disclosed under this Section 2.11 solely by reason of entering into or in connection with the transactions contemplated by this Agreement.

                           (d) No Employee Plan that is a welfare benefit plan
within the meaning of Section 3(1) of ERISA provides benefits to former employees of the Company or its ERISA Affiliates other than pursuant to Section 4980B of the Code.

                           (e) There are no controversies pending or, to the
knowledge of the Company, threatened between the Company or any of its subsidiaries and any of their respective employees which controversies have or may reasonably be expected to have a Material Adverse Effect on the Company. Neither the Company nor any of its subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or its subsidiaries except as disclosed in Section 2.11(e) of the Company Disclosure Schedule nor does the Company know of any activities or proceedings of any labor union to organize any such employees. The Company has no knowledge of any strikes, slowdowns, work stoppages, lockouts or threats thereof by or with respect to any employees of the Company or any of its subsidiaries.

                  2.12.    Environmental Laws and Regulations.

                           (a) Except as set forth in Section 2.12(a) of the
Company Disclosure Schedule: (i) each of the Company and its subsidiaries is in material compliance with all applicable federal, state, local and foreign laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) (collectively "Environmental Laws"), which compliance includes, but is not limited to, the possession by the Company and its subsidiaries of all material permits and other governmental authorizations required under applicable Environmental Laws and compliance with the terms and conditions thereof; (ii) none of the Company or its subsidiaries has received written notice of or, to the knowledge of the Company, is the subject of any action, cause of action, claim, investigation, demand or notice by any person or entity alleging material liability under or non-compliance with any Environmental Law (an "Environmental Claim"); and (iii) to the knowledge of the Company, there are no circumstances that are reasonably likely to prevent or interfere with such material compliance in the future.

                           (b) Except as disclosed in Section 2.12(b) of the
Company Disclosure Schedule, there are no Environmental Claims which could reasonably be expected to have a Material Adverse Effect on the Company that are pending or, to the knowledge of the Company, threatened against the Company or its subsidiaries or, to the knowledge of the Company, against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has or may have retained or assumed either contractually or by operation of law.

                  2.13.    Taxes.

                           (a)      Definitions.  For purposes of this
Agreement:

                                   (i) the term "Tax" (including "Taxes") means
(A) all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, (B) any liability for payment of amounts described in clause (A) whether as a result of transferee liability, of being a member of an affiliated, consolidated, combined or unitary group for any period, or otherwise through operation of law, and (C) any liability for the payment of amounts described in clauses (A) or (B) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to indemnify any other person; and

                                   (ii) the term "Tax Return" means any return,
declaration, report, statement, information statement and other document required to be filed with respect to Taxes.

                           (b) Except as set forth in Section 2.13(b) of the
Company Disclosure Schedule, the Company and its subsidiaries have accurately prepared and timely filed all Tax Returns they are required to have filed. Such Tax Returns are accurate and correct in all material respects and do not contain a disclosure statement under Section 6662 of the Code (or any predecessor provision or comparable provision of state, local or foreign law).

                           (c) The Company and its subsidiaries have paid all
Taxes (whether or not shown on any Tax Return) they are required to have paid and have accrued on the Company's most recent financial statements, all Taxes required to be accrued in accordance with GAAP.

                           (d) Except as set forth in Section 2.13(d) of the
Company Disclosure Schedule, no audit or material claim for assessment or collection of Taxes is presently being conducted or asserted against the Company or its subsidiaries and neither the Company nor any of its subsidiaries is a party to any pending audit, action, proceeding, or investigation by any governmental taxing authority nor does the Company have knowledge of any such threatened audit, action, proceeding or investigation.

                           (e) Except as set forth in Section 2.13(e) of the
Company Disclosure Schedule, neither the Company nor any of its subsidiaries is a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in connection with this Agreement or any change of control of the Company or any of its subsidiaries, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

                  2.14     Intellectual Property; Software.

                           (a) Except as set forth on Section 2.14 of the
Company Disclosure Schedule, the Company and its subsidiaries are the sole and exclusive owners of, or possess adequate licenses or other valid rights to use, all material patents, patent applications, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights, service marks, trade secrets, registrations for and applications for registration of trademarks, service marks and copyrights, technology and know-how, rights in computer software and other proprietary rights and information and all technical and user manuals and documentation made or used in connection with any of the foregoing, used or held for use in connection with the business of the Company or any of its subsidiaries as currently conducted (collectively, the "Company Intellectual Property"), free and clear of all Liens except as set forth on Section 2.14 of the Company Disclosure Schedule and except minor imperfections of title and encumbrances, if any, which are not substantial in amount, do not materially detract from the value of the Company Intellectual Property subject thereto and do not impair the operations of any of the Company and its Subsidiaries. Section
2.14 of the Company Disclosure Schedule sets forth a true and complete list of all Company Intellectual Property.

                           (b) All grants, registrations and applications for
Company Intellectual Property that are used in and are material to the conduct of the

Company's business (i) are valid, subsisting, in proper form and enforceable, and have been duly maintained, including the submission of all necessary filings and fees in accordance with the legal and administrative requirements of the appropriate jurisdictions and (ii) have not lapsed, expired or been abandoned, and no grant, registration or license therefor is the subject of any legal or governmental proceeding before any registration authority in any jurisdiction.

                           (c) To the knowledge of the Company, there are no
conflicts with or infringements of any Company Intellectual Property by any third party. The conduct of the business of the Company and its subsidiaries as currently conducted does not conflict with or infringe in any way any proprietary right of any third party, which conflict or infringement would have a Material Adverse Effect on the Company, and there is no claim, suit, action or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries (i) alleging any such conflict or infringement with any third party's proprietary rights, or (ii) challenging the ownership, use, validity or enforceability of the Company Intellectual Property.

                  2.15. Certain Business Practices. None of the Company, any of its subsidiaries or any directors, officers, agents or employees of the Company or any of its subsidiaries has: (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity,
(ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment.

                  2.16. Vote Required. The affirmative vote of the holders of a majority of the outstanding Shares is the only vote of the holders of any class or series of the Company's capital stock necessary to approve and adopt this Agreement.

                  2.17. Tax Treatment; Pooling. Neither the Company nor, to the knowledge of the Company, any of its affiliates has taken or agreed to take action that would prevent the Merger from (a) constituting a reorganization qualifying under the provisions of Section 368(a) of the Code or (b) being treated for financial accounting purposes as a pooling of interests in accordance with generally accepted accounting principles and the rules, regulations and interpretations of the SEC (a "Pooling Transaction"). Within 10 days after the date of this Agreement, the Company will obtain from each of its directors, officers and affiliates a letter agreement substantially in the form of Exhibit B.

                  2.18. Affiliates. Except for the directors and executive officers of the Company, each of whom is listed in Section 2.18 of the Company Disclosure Schedule, there are no persons who, to the knowledge of the Company, may be deemed to be affiliates of the Company under Rule 145 of the Securities Act ("Company Affiliates"). Concurrently with the execution and delivery of this Agreement, the Company has delivered to Parent an executed letter agreement substantially in the form of Exhibit C hereto from each of the Company Affiliates.

                  2.19. Opinion of Financial Adviser. Morgan Keegan & Company (the "Company Financial Adviser") has delivered to the Company Board its written opinion dated the date of this Agreement to the effect that as of such date the Merger Consideration is fair to the holders of Shares from a financial point of view.

                  2.20. Brokers. No broker, finder or investment banker (other than the Company Financial Adviser, a true and correct copy of whose engagement agreement has been provided to Acquisition or Parent) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

                  2.21     Title to Properties.

                           (a) Section 2.21(a) of the Company Disclosure
Schedule lists all real property owned and leased by the Company or any of its subsidiaries. The Company and its subsidiaries have good title to all of the tangible properties and tangible assets, real and personal, owned by the Company or its subsidiaries, as the case may be, free and clear of all Liens except for
(i) Liens listed on Section 2.21(a) of the Company Disclosure Schedule, (ii) Liens for taxes not yet due and payable, and (iii) such other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby.

                           (b) The leases for the real property described on
Section 2.21(a) of the Company Disclosure Schedule are in full force and effect and the Company holds a valid and existing leasehold interest under each of the leases. The Company has delivered to Parent complete and accurate copies of each of the leases described on Section 2.21(a) of the Company Disclosure Schedule.

                  2.22 Affiliate Transactions. Except as set forth in Section
2.22 of the Company Disclosure Schedule or as disclosed in the Company SEC Reports, there are no, and since January 1, 1997, there have not been any, material contracts or other transactions between the Company or any of its subsidiaries on the one hand, and any (a) officer or director of the Company or any of its subsidiaries, (b) record or beneficial owner of five percent or more of the voting securities of the Company or (c) Affiliate of any such officer, director or record or beneficial owner, on the other hand.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
                            OF PARENT AND ACQUISITION

                  Parent and Acquisition hereby represent and warrant to the Company as follows:

                  3.01.    Organization and Qualification; Subsidiaries.

                           (a) Section 3.01 of the Disclosure Schedule delivered
by Parent and Acquisition to the Company (the "Parent Disclosure Schedule") identifies each subsidiary of the Parent as of the date hereof and its respective jurisdiction of incorporation or organization, as the case may be. Except as set forth in Section 3.01 of the Parent Disclosure Schedule, Parent does not have any interest in any corporation, partnership, limited liability company, business, trust or other business entity. Each of Parent and its subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction or incorporation or organization, and each has all requisite power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted. Parent has heretofore delivered to the Company accurate and complete copies of the Certificate of Incorporation, By-Laws or other applicable charter document as currently in effect of Parent and its subsidiaries.

                           (b) Each of Parent and its subsidiaries is duly
qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not have a Material Adverse Effect on Parent. When used in connection with Parent or Acquisition the term "Material Adverse Effect on Parent" means any change or effect that is: (i) materially adverse to the business, results of operations, condition (financial or otherwise) or prospects of Parent and its subsidiaries, taken as a whole, or (ii) that may adversely affect the ability of

Parent, Acquisition or the Company to consummate the transactions contemplated by this Agreement in accordance with its terms.

                  3.02.    Capitalization of Parent and its Subsidiaries.

                           (a) The authorized capital stock of Parent consists
of 20,000,000 shares of Parent Common Stock, of which, as of the date of this Agreement, 13,242,382 shares of Parent Common Stock were issued and outstanding. All of the outstanding shares of Parent Common Stock have been validly issued and are fully paid, nonassessable and free of preemptive rights. As of the date of this Agreement, 486,785 shares of Parent Common Stock were reserved for issuance and issuable upon or otherwise deliverable in connection with the exercise of outstanding options. Except as disclosed in Section 3.02 of the Parent Disclosure Schedule, between October 31, 1997 and the date hereof, no shares of Parent's capital stock have been issued other than pursuant to stock options already in existence on such date and except for grants of stock options to employees officers and directors in the ordinary course of business consistent with past practice, and between October 31, 1997 and the date hereof, no further stock options have been granted. Except as set forth above and as of the Effective Time, there are outstanding: (i) no shares of capital stock or other voting securities of Parent, (ii) no securities of Parent or its subsidiaries convertible into or exchangeable for shares of capital stock, or voting securities of Parent, (iii) no options, warrants, subscriptions, calls, rights or other agreements to acquire from Parent or its subsidiaries and no obligations of Parent or its subsidiaries to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Parent and (iv) no equity equivalent interests or rights to acquire equity equivalent interests in the ownership or earnings of Parent or its subsidiaries or other similar rights (collectively "Parent Securities"). As of the date hereof, there are no outstanding obligations of Parent or any of its subsidiaries to repurchase, redeem or otherwise acquire any Parent Securities. Except as set forth in Section 3.02(a) of Parent Disclosure Schedule, there are no stockholder agreements, voting trusts or other agreements or understandings to which Parent is a party or by which it is bound relating to the voting of any shares of capital stock of Parent or other Parent Securities, and to the knowledge of the Parent, no such agreements have been entered into by the stockholders of the Parent.

                           (b) All of the outstanding capital stock of Parent's
subsidiaries is owned by Parent, directly or indirectly, free and clear of any Lien or any other limitation or restriction (including any restriction on the right to vote or sell the same except as may be provided as a matter of law). There are no securities of Parent or its subsidiaries convertible into or exchangeable for, no options or other rights to acquire from Parent or its subsidiaries and no other contract, understanding, arrangement or obligation (whether or not contingent) providing for, the issuance or sale, directly or indirectly, of any capital stock or other ownership interests in or any other securities of any subsidiary of Parent. There are no outstanding contractual obligations of Parent or its subsidiaries to repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other ownership interests in Parent or in any subsidiary of Parent.

                           (c) The Parent Common Stock constitutes the only
class of equity securities of Parent or its subsidiaries registered or required to be registered under the Exchange Act.

                  3.03.    Authority Relative to this Agreement.

                           (a) Each of Parent and Acquisition has all necessary
corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the boards of directors of Parent and Acquisition and by Parent as the sole stockholder of Acquisition and no other corporate proceedings on the part of Parent or Acquisition are necessary to authorize this Agreement or to consummate the transactions contemplated hereby except the approval and adoption by the stockholders of Parent of: (i) this Agreement and (ii) an amendment to the Parent's Certificate of Incorporation increasing the authorized shares of Parent Common Stock from 20,000,000 shares to 28,000,000 shares (the "Parent Amendment to Certificate"). This Agreement has been duly and validly executed and delivered by each of Parent and Acquisition and constitutes a valid, legal and binding agreement of each of Parent and Acquisition enforceable against each of Parent and Acquisition in accordance with its terms.

                           (b) The Parent Board of Directors (at a meeting duly
called and held or by duly executed written consents in lieu of a meeting) has unanimously (i) approved this Agreement, the Option Agreement and the Voting Agreements, (ii) determined that the transactions contemplated hereby and thereby are in the best interests of the holders of shares of Parent Common Stock and (iii) resolved to recommend that the stockholders of Parent approve and adopt the Merger and this Agreement. The resolutions of the Company Board taking the actions described in the preceding sentence have not been rescinded, withdrawn, amended or otherwise modified, remain in full force and effect, and constitute the only action of the Company Board with respect to the Merger or the other transactions contemplated by this Agreement.

                  3.04.    SEC Reports; Financial Statements.

                           (a) Except as set forth in Section 3.04(a) of Parent
Disclosure Schedule since the June 11, 1997 effective date of the Parent's registration statement on Form S-1 (the "Parent Registration Statement"), Parent has timely filed all required forms, reports and documents (together with the Parent Registration Statement, the "Parent SEC Reports") with the SEC, each of which has complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act, each as in effect on the dates such forms, reports and documents were filed. None of such Parent SEC Reports, including, without limitation, any financial statements or schedules included or incorporated by reference therein, contained when filed or as of the date hereof any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading. The consolidated financial statements of Parent included in the Parent SEC Reports fairly present in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto) the consolidated financial position of Parent and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended, except that in the case of the unaudited consolidated financial statements included in any Form 10-Q, the presentation and disclosures conform with the applicable rules of the Exchange Act and include all adjustments necessary to conform to GAAP requirements with respect to interim financial statements.

                           (b) Parent has heretofore delivered to the Company or
promptly will deliver to the Company a complete and correct copy of all Parent SEC Reports and any amendments or modifications which are required to be filed with the SEC but have not yet been filed with the SEC to Parent SEC Reports or to agreements documents or other instruments which previously had been filed by Parent with the SEC pursuant to the Exchange Act.

                  3.05. Information Supplied. None of the information supplied or to be supplied by Parent or Acquisition for inclusion or incorporation by reference to the S-4 or the Proxy Statement will, in the case of the S-4, at the time the S-4 is filed with the SEC, at the time it becomes effective under the Securities Act, at the time of the filing of any post-effective amendments thereto and at the Effective Time, and, in the case of the Proxy Statement, at the time of the mailing of the Proxy Statement or any amendments or supplements thereto, and at the respective times of the meetings of the Company and Parent to be held in connection with the

Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The S-4 will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations thereunder; provided, however, that Parent makes no representation or warranty concerning information supplied or to be supplied by the Company for inclusion or incorporation by reference to the S-4.

                  3.06. Consents and Approvals; No Violations. Except for filings, permits, authorizations, consents, and approvals as may be required under the Securities Act, the Exchange Act, state securities or blue sky laws, the HSR Act or the By-Laws of the NASD and the filing and recordation of the Merger Certificate as required by the NCBC, no filing with or notice to, and no permit authorization consent or approval of any Governmental Entity is necessary for the execution and delivery by Parent or Acquisition of this Agreement or the consummation by Parent or Acquisition of the transactions contemplated hereby, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not have a Material Adverse Effect on Parent. Neither the execution, delivery and performance of this Agreement by Parent or Acquisition nor the consummation by Parent or Acquisition of the transactions contemplated hereby will: (i) conflict with or result in any breach of any provision of the respective Certificate of Incorporation or bylaws (or similar governing documents) of Parent or Acquisition or any of Parent's other subsidiaries, (ii) except as disclosed in
Section 3.06 of the Parent Disclosure Schedule, result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent or Acquisition or any of Parent's other subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound or (iii) except as set forth in Section 3.06 of the Parent Disclosure Schedule, violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to Parent or Acquisition or any of Parent's other subsidiaries or any of their respective properties or assets except, in the case of (ii) or (iii), for violations, breaches or defaults which, individually or in the aggregate, would not have a Material Adverse Effect on Parent.

                  3.07.    Contracts; No Defaults.

                           (a) Section 3.07 of the Parent Disclosure Schedule
sets forth a true and complete list of each note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation which is material to the Company and its subsidiaries taken as a whole (each "a Parent Contract"). Each Parent Contract is a legal, valid and binding obligation of Parent or its subsidiary, as the case may be and is in full force and effect.

                           (b) Except as set forth in Section 3.07(b) of the
Parent Disclosure Schedule, none of Parent or any of its subsidiaries is in breach, default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a breach, default or violation) of any term, condition or provision of: (i) its Certificate of Incorporation or bylaws (or similar governing documents), (ii) any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent or any of its subsidiaries is now a party or by which any of them or any of their respective properties or assets may be bound or (iii) any order, writ, injunction, decree, law, statute, rule or regulation applicable to Parent or any of its subsidiaries or any of their respective properties or assets except, in the case of (ii) or (iii), for violations, breaches or defaults that would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

                           (c) To the knowledge of Parent, no other party to any
note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent or any of its subsidiaries is now a party or by which any of them or any of their respective properties or assets may be bound is in breach, default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a breach, default or violation) of any term, condition or provision of any such note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation, except for violations, breaches or defaults that would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

                  3.08. No Undisclosed Liabilities; Absence of Changes. Except as and to the extent publicly disclosed by Parent in the Parent SEC Reports or as set forth in Section 3.08 of the Parent Disclosure Schedule, none of Parent or its subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise that would be required by generally accepted accounting principles to be reflected on a consolidated balance sheet of Parent and its consolidated subsidiaries (including the notes thereto), other than liabilities incurred in the ordinary course of business since September 30, 1997, none of which, individually or in the aggregate, would have a Material Adverse Effect on Parent. Except as publicly disclosed by Parent in the Parent SEC Reports or as set forth in Section 3.08 of the Parent Disclosure Schedule, since September 30, 1997;

                           (a) there have been no events changes or effects with
respect to Parent or its subsidiaries having or which could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Parent.

                           (b) neither Parent nor any of its subsidiaries has
conducted its business and operations other than in the ordinary course and consistent with past practices or taken any actions that would have violated or been inconsistent with the provisions of Section 4.01 if it had been in effect;

                           (c) no party (including Parent or any of its
subsidiaries) has accelerated, terminated, modified or canceled (prior to the expiration of its term) any material agreement, contract, lease or license (or series of related agreements, contracts, leases and licenses) to which Parent or any of its subsidiaries is a party or by which any of its assets are bound; and

                           (d) neither Parent nor any of its subsidiaries has
entered into any commitment or other agreement to do any of the foregoing.

                  3.09. Litigation. Except as set forth in Section 3.09 of the Parent Disclosure Schedule, there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of Parent threatened, against Parent or any of its subsidiaries or any of their respective properties or assets before any Governmental Entity which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or could reasonably be expected to prevent or delay the consummation of the transactions contemplated by this Agreement. Except as set forth in Section 3.09 of the Parent Disclosure Schedule, none of Parent or its subsidiaries is subject to any outstanding order, writ, injunction or decree which could reasonably be expected to have a Material Adverse Effect on Parent or could reasonably be expected to prevent or delay the consummation of the transactions contemplated hereby.

                  3.10. Compliance With Applicable Law. Except as set forth in
Section 3.10 of the Parent Disclosure Schedule, Parent and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all governmental entities necessary for the lawful conduct of their respective businesses (the "Parent Permits") except for failures to hold such permits, licenses, variances, exemptions, orders and approvals which would not have a Material Adverse Effect on Parent. Except as set forth in Section 3.10 of the Parent Disclosure Schedule, , Parent and its subsidiaries are in compliance with the terms of the Parent Permits except where the failure so to comply would not have a Material Adverse Effect on Parent. Except as set forth in Section 3.10 of the Parent Disclosure Schedule,, the businesses of Parent and its subsidiaries are not being conducted in violation of any law, ordinance or regulation of the United States or any foreign country or any political subdivision thereof or of any Governmental Entity, except: (i) that no representation or warranty is made in this Section 3.10 with respect to Environmental Laws and (ii) for violations or possible violations of any United States or foreign laws, ordinances or regulations which do not, and insofar as reasonably can be foreseen in the future, will not result in any charges, assessments, levies, fines or other liabilities being imposed upon or incurred by the Company that will equal $250,000 for any single violation or $2 million in the aggregate. Except as set forth in Section 3.10 of the Parent Disclosure Schedule, no investigation or review by any Governmental Entity with respect to Parent or its subsidiaries is pending or, to the knowledge of Parent, threatened nor, to the knowledge of Parent, has any Governmental Entity indicated an intention to conduct the same, other than in each case those which Parent reasonably believes will not have a Material Adverse Effect on Parent.

                  3.11.    Employee Benefit Plans; Labor Matters.

                           (a) With respect to each employee benefit plan,
program, arrangement and contract (including, without limitation, any "employee benefit plan," as defined in Section 3(3) of ERISA) maintained or contributed to by Parent or any of its subsidiaries or with respect to which Parent or any of its subsidiaries could incur liability under Section 4069, 4212(c) or 4204 of ERISA (the "Parent Benefit Plans") no event has occurred and, to the knowledge of Parent, there currently exists no condition or set of circumstances in connection with which Parent or any of its subsidiaries could be subject to any material liability under the terms of the Parent Benefit Plans, ERISA, the Code or any other applicable law. There is no pending or threatened labor dispute, strike or work stoppage against Parent or any of its subsidiaries which may reasonably be expected to have a Material Adverse Effect on Parent.

                           (b) Section 3.11(b) of the Parent Disclosure Schedule
sets forth a true and correct list of: (i) all employment agreements; (ii) all agreements with consultants who are individuals obligating Parent to make annual cash payments in an amount exceeding $50,000; (iii) all severance agreements, programs and policies of Parent with or relating to its employees except programs and policies required to be maintained by law; and (iv) all plans, programs, agreements and other arrangements of Parent with or relating to its employees which contain change in control provisions. Parent has delivered to the Company copies (or descriptions in detail reasonably satisfactory to the Company) of all such agreements, plans, programs and other arrangements.

                           (c) Except as disclosed in Section 3.11(c) of the
Parent Disclosure Schedule, there will be no payment, accrual of additional benefits, acceleration of payments or vesting in any benefit under any Employee Plan or any agreement or arrangement disclosed under this Section 3.11 solely by reason of entering into or in connection with the transactions contemplated by this Agreement.

                           (d) There are no controversies pending or, to the
knowledge of Parent, threatened between Parent or any of its subsidiaries and any of their respective employees which controversies have or may reasonably be expected to have a Material Adverse Effect on Parent. Neither Parent nor any of its subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Parent or its subsidiaries except as disclosed in Section 3.11(d) of the Parent Disclosure Schedule nor does Parent know of any activities or proceedings of any labor union to organize any such employees. Parent has no knowledge of any strikes, slowdowns, work stoppages, lockouts or threats thereof by or with respect to any employees of Parent or any of its subsidiaries.

                  3.12.    Environmental Laws and Regulations.

                           (a) Except as set forth in Section 3.12(a) of the
Parent Disclosure Schedule, (i) each of Parent and its subsidiaries is in material compliance with all Environmental Laws which compliance includes, but is not limited to, the possession by Parent and its subsidiaries of all material permits and other governmental authorizations required under applicable Environmental Laws and compliance with the terms and conditions thereof; (ii) none of Parent or its subsidiaries has received written notice of or, to the knowledge of Parent, is the subject of any material Environmental Claim; and
(iii) to the knowledge of Parent, there are no circumstances that are reasonably likely to prevent or interfere with such material compliance in the future.

                           (b) Except as publicly disclosed set forth in Section
3.12(b) of the Parent Disclosure Schedule, there are no Environmental Claims which could reasonably be expected to have a Material Adverse Effect on Parent that are pending or, to the knowledge of Parent, threatened against Parent or any of its subsidiaries or, to the knowledge of Parent, against any person or entity whose liability for any Environmental Claim Parent or its subsidiaries has or may have retained or assumed either contractually or by operation of law.

                  3.13.    Tax Matters.

                           (a) Except as set forth in Section 3.13(a) of the
Parent Disclosure Schedule, Parent and its subsidiaries have accurately prepared and timely filed all Tax Returns they are required to have filed. Such Tax Returns are accurate and correct in all material respects and do not contain a disclosure statement under Section 6662 of the Code (or any predecessor provision or comparable provision of state, local or foreign law).

                           (b) Parent and its subsidiaries have paid all Taxes
(whether or not shown on any Tax Return) they are required to have paid and have accrued on Parent's most recent financial statements all Taxes required to be accrued in accordance with GAAP.

                           (c) Except as set forth in Section 3.13(c) of the
Parent Disclosure Schedule, no audit or material claim for assessment or collection of Taxes is presently being conducted or asserted against Parent or its subsidiaries and neither Parent nor any of its subsidiaries is a party to any pending audit action, proceeding, or investigation by any governmental taxing authority nor does Parent have knowledge of any such threatened audit action, proceeding or investigation.

                  3.14.    Intellectual Property; Software.

                           (a) Except as set forth on Section 3.14 of the Parent
Disclosure Schedule, the Parent and its subsidiaries are the sole and exclusive owners of, or possess adequate licenses or other valid rights to use, all material patents, patent applications, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights, service marks, trade secrets, registrations for and applications for registration of trademarks, service marks and copyrights, technology and know-how, rights in computer software and other proprietary rights and information and all technical and user manuals and documentation made or used in connection with any of the foregoing, used or held for use in connection with the businesses of the Parent or any of its subsidiaries as currently conducted (collectively, the "Parent Intellectual Property"), free and clear of all Liens except as set forth on Section 3.14 of the Parent Disclosure Schedule and except minor imperfections of title and encumbrances, if any, which are not substantial in amount, do not materially detract from the value of the Parent Intellectual Property subject thereto and do not impair the operations of any of the Parent and its subsidiaries. Section
3.14 of the Parent Disclosure Schedule sets forth a true and complete list of all Parent Intellectual Property.

                           (b) All grants, registrations and applications for
Parent Intellectual Property that are used in and are material to the conduct of the Parent's business (i) are valid, subsisting, in proper form and enforceable, and have been duly maintained, including the submission of all necessary filings and fees in accordance with the legal and administrative requirements of the appropriate jurisdictions and (ii) have not lapsed, expired or been abandoned, and no grant, registration or license therefor is the subject of any legal or governmental proceeding before any registration authority in any jurisdiction.

                           (c) To the knowledge of the Parent, there are no
conflicts with or infringements of any Parent Intellectual Property by any third party. The conduct of the businesses of the Parent and its Subsidiaries as currently conducted does not conflict with or infringe in any way any proprietary right of any third party, which conflict or infringement would have a Material Adverse Effect on Parent, and there is no claim, suit, action or proceeding pending or, to the knowledge of the Parent, threatened against the Parent or any of its subsidiaries (i) alleging any such conflict or infringement with any third party's proprietary rights, or (ii) challenging the ownership, use, validity or enforceability of the Parent Intellectual Property.

                  3.15. Certain Business Practices. None of the Parent, any of its subsidiaries or any directors, officers, agents or employees of Parent or any of its subsidiaries has: (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity,
(ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment.

                  3.16. Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of Parent Common Stock is the only vote of the holders of any class or series of Parent's capital stock necessary to approve and adopt this Agreement, the Merger and the Parent Amendment to Certificate.

                  3.17. Tax Treatment; Pooling. Neither Parent, Acquisition nor, to the knowledge of Parent, any of its affiliates has taken, proposes to take, or has agreed to take any action that would prevent the Merger: (a) from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code or (b) from being treated as a Pooling Transaction for financial accounting purposes. Within 10 days after the date of this Agreement, Parent will obtain from each of its directors, officers and affiliates a letter agreement substantially in the form of Exhibit D.

                  3.18. Opinion of Financial Adviser. Robert W. Baird & Co. Incorporated (the "Parent Financial Adviser") has delivered to the Board of Directors of Parent its opinion dated as of the date of this Agreement to the effect that as of such date the Merger Consideration contemplated by the Merger is fair to the holders of shares of Parent Common Stock from a financial point of view.

                  3.19. Brokers. No broker, finder or investment banker (other than the Parent Financial Adviser) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Acquisition.

                  3.20. No Prior Activities. Except for obligations incurred in connection with its incorporation or organization or the negotiation and consummation of this Agreement and the transactions contemplated hereby, Acquisition has neither incurred any obligation or liability nor engaged in any business or activity of any type or kind whatsoever or entered into any agreement or arrangement with any person.

                  3.21     Title to Properties.

                           (a) Section 3.21(a) of the Parent Disclosure Schedule
lists all real property owned and leased by Parent or any of its subsidiaries. Parent and its subsidiaries have good title to all of the tangible properties and tangible assets, real and personal, owned by Parent or its subsidiaries, as the case may be, free and clear of all Liens except for (i) Liens listed on
Section 3.21(a) of the Parent Disclosure Schedule, (ii) Liens for taxes not yet due and payable, and (iii) such other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby.

                           (b) The leases for the real property described on
Section 3.21(a) of the Parent Disclosure Schedule are in full force and effect and Parent holds a valid and existing leasehold interest under each of the leases. Parent has delivered to the Company complete and accurate copies of each of the leases described on Section 3.21(a) of the Parent Disclosure Schedule.

                  3.22 Affiliate Transactions. Except as set forth in Section
3.22 of the Parent Disclosure Schedule or as disclosed in the Parent SEC Reports, there are no, and since January 1, 1997, there have not been any, material contracts or other transactions between Parent or any of its subsidiaries on the one hand, and any (a) officer or director of Parent or any of its subsidiaries, (b) record or beneficial owner of five percent or more of the voting securities of Parent or (c) Affiliate of any such officer, director or record or beneficial owner, on the other hand.

                                   ARTICLE IV
                                    COVENANTS

                  4.01. Conduct of Business of Parent and the Company.

                           (a) Except as contemplated by this Agreement or as
described in Section 4.01 of the Parent Disclosure Schedule or Section 4.01 of the Company Disclosure Schedule, as the case may be, during the period from the date hereof to the Effective Time, Parent and the Company will, and will cause each of their subsidiaries to, conduct their operations in the ordinary course of business consistent with past practice and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement, seek to preserve intact their current business organizations, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers and others having business dealings with them to the end that goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, except as otherwise expressly provided in this Agreement or as described in Section 4.01 of the Parent Disclosure Schedule or
Section 4.01 of the Company Disclosure Schedule, as the case may be, prior to the Effective Time none of Parent, the Company nor any of their subsidiaries will, without the prior written consent of the other party:

                                    (i) amend its Certificate of Incorporation
or bylaws (or other similar governing instrument);

                                    (ii) authorize for issuance, issue, sell,
deliver or agree or commit to issue sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities (except bank loans) or equity equivalents (including, without limitation, any stock options or stock appreciation rights) except for the issuance and sale of securities pursuant to previously granted options, warrants or other rights;

                                    (iii) split, combine or reclassify any
shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof), make any other actual, constructive or deemed distribution in respect of its capital stock or otherwise make any payments to stockholders in their capacity as such, or redeem or otherwise acquire any of its securities or any securities of any of their subsidiaries;

                                    (iv) except as may be required as a result
of a change in law or in GAAP, change any of the accounting principles or practices used by it;

                                    (v) revalue in any material respect any of
its assets including without limitation writing down the value of inventory or writing-off notes or accounts receivable other than in the ordinary course of business;

                                    (vi) settle or compromise any pending or
threatened suit, action or claim which (i) relates to the transactions contemplated hereby or (ii) the settlement or compromise of which could have a Material Adverse Effect on Parent or the Company;

                                    (vii) take any action which would jeopardize
(A) the treatment of Parent's acquisition of the Company as a pooling of interests for accounting purposes; or (B) qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code; or

                                    (viii) enter into any commitment or other
agreement to do any of the foregoing.

                           (b) Without limiting the generality of the foregoing,
except as otherwise expressly provided in this Agreement or as described in
Section 4.01 of the Company Disclosure Schedule, prior to the Effective Time neither the Company nor any of its subsidiaries will, without the prior written consent of Parent:

                                    (i) adopt a plan of complete or partial
liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than the Merger);

                                    (ii) alter through merger, liquidation,
reorganization, restructuring or any other fashion the corporate structure of ownership of any subsidiary;

                                    (iii) (A) incur or assume any long-term or
short-term debt or issue any debt securities except for borrowings under existing lines of credit in the ordinary course of business; (B) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person except in the ordinary course of business consistent with past practice and except for obligations of subsidiaries incurred in the ordinary course of business; (C) make any loans, advances or capital contributions to or investments in any other person (other than to subsidiaries or customary loans or advances to employees, in each case in the ordinary course of business consistent with past practice); (D) pledge or otherwise encumber shares of its capital stock or shares of its subsidiaries' capital stock; or (E) mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to exist any material Lien thereupon (other than Tax Liens for Taxes not yet due);

                                    (iv) except as may be required by law, enter
into adopt or amend or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund or other arrangement for the benefit or welfare of any director, officer or employee in any manner or increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of the date hereof; provided, however, that this paragraph (iv) shall not prevent the Company or its subsidiaries from (A) entering into employment agreements or severance agreements with new employees in the ordinary course of business and consistent with past practice or (B) increasing annual compensation and/or providing for or amending bonus arrangements for employees for calendar 1997 in the ordinary course of year-end compensation reviews consistent with past practice (to the extent that such compensation increases and new or amended bonus arrangements do not result in a material increase in benefits or compensation expense to the Company);

                                    (v) acquire, sell, lease or dispose of any
assets in any single transaction or series of related transactions having a fair market value in excess of $500,000 in the aggregate (other than in the ordinary course of business consistent with past practices);

                                    (vi) (A) acquire (by merger, consolidation
or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any equity interest therein; (B) enter into any contract or agreement other than in the ordinary course of business consistent with past practice which would be material to the Company and its subsidiaries taken as a whole; or (C) authorize any new capital expenditure or expenditures which individually is in excess of $200,000 or in the aggregate are in excess of $1,000,000; provided that none of the foregoing shall limit any capital expenditure required pursuant to existing customer contracts;

                                    (vii) make any tax election or settle or
compromise any income tax liability material to the Company and its subsidiaries taken as a whole; or

                                    (viii) enter into any commitment or other
agreement to do any of the foregoing.

                  4.02. Preparation of S-4 and the Proxy Statement. The Company and Parent shall promptly prepare and file with the SEC the Proxy Statement and Parent shall promptly prepare and file with the SEC the S-4 in which the Proxy Statement will be included. Each of Parent and the Company shall use its reasonable best efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing. Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is now not so qualified) required to be taken under any applicable state securities laws in connection with the issuance of Parent Common Stock in the Merger and the Company shall furnish all information concerning the Company and the holders of Shares as may be reasonably requested in connection with any such action. Each of the Company and Parent agree that the information supplied or to be supplied by it for inclusion or incorporation by reference in the S-4 will not, at the time it is filed with the SEC and at the time it is declared effective under the Securities Act, contain any untrue statement of a material fact or on it to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                  4.03.    Other Potential Acquirers of the Company.

                           (a) The Company, its affiliates and their respective
officers, directors, employees, representatives and agents shall immediately cease any discussions or negotiations with any parties with respect to any Third Party Acquisition (as defined below). Neither the Company or any of its affiliates nor any of its or their respective officers, directors, employees representatives or agents to, directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with or provide any information to any person or group (other than Parent and Acquisition or any designees of Parent and Acquisition) concerning any Third Party Acquisition; provided, however, that nothing in this Section 4.03(a) shall prevent the Company Board from taking and disclosing to the Company's stockholders a position contemplated by Rules 14d-9 and 14e-2 promulgated under the Exchange Act with regard to any unsolicited tender offer. The Company shall promptly notify Parent in the event it receives any proposal or inquiry concerning a Third Party Acquisition, including the terms and conditions thereof and the identity of the party submitting such proposal, and shall advise

Parent from time to time of the status and any material developments concerning the same.

                           (b) Except as set forth in this Section 4.03(b), the
Company Board shall not withdraw or modify in a manner adverse to Parent its recommendation of the transactions contemplated hereby or approve or recommend, or cause the Company to enter into any agreement with respect to, any Third Party Acquisition. Notwithstanding the foregoing, if the Company Board by a majority vote determines in its good faith reasonable judgment, after consultation with and based upon the written opinion of legal counsel that it is required to do so in order to comply with its fiduciary duties, the Company Board may withdraw its recommendation of the transactions contemplated hereby or approve or recommend a Superior Proposal, but in each case only: (i) after providing reasonable written notice to Parent (a "Notice of Superior Proposal") advising Parent that the Company Board has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal, (ii) after the Company has received from the person making such Superior Proposal (and delivers to Parent) an executed confidentiality agreement in reasonably customary form, and (iii) if Parent does not, within five business days of Parent's receipt of the Notice of Superior Proposal, make an offer which the Company Board by a majority vote determines in its good faith reasonable judgment (based on the written advice of a financial adviser of nationally recognized reputation, which may also be the Company Financial Advisor) to be as favorable to the Company's stockholders as such Superior Proposal; provided, however, that the Company shall not be entitled to enter into any agreement with respect to a Superior Proposal unless and until this Agreement is terminated by its terms pursuant to Section 6.01.

                           (c) For the purposes of this Agreement, when used
with respect to the Company "Third Party Acquisition" means the occurrence of any of the following events: (i) the acquisition of the Company by merger or otherwise by any person (which includes a "person" as such term is defined in Section 13(d)(3) of the Exchange Act) other than Parent, Acquisition or any affiliate thereof (a "Third Party"); (ii) the acquisition by a Third Party of more than 20% of the total assets of the Company and its subsidiaries taken as a whole; (iii) the acquisition by a Third Party of 20% or more of the outstanding Shares; (iv) the adoption by the Company of a plan of liquidation or the declaration or payment of an extraordinary dividend; (v) the repurchase by the Company or any of its subsidiaries of more than 20% of the outstanding Shares; or (vi) the acquisition by the Company or any subsidiary by merger, purchase of stock or assets, joint venture or otherwise of a direct or indirect ownership interest or investment in any business whose annual revenues, net income or assets is equal or greater than 20% of the annual revenues, net income or assets of the Company. For purposes of this Agreement, when used with respect to the Company a "Superior Proposal" means any bona fide proposal to acquire directly or indirectly for consideration consisting of cash and/or securities more than 50% of the Shares then outstanding or all or substantially all the assets of the Company and otherwise on terms which the Company Board by a majority vote determines in its reasonable good faith judgment (based on the written advice of a financial adviser of nationally recognized reputation) to be more favorable to the Company's stockholders than the Merger.

                  4.04.    Comfort Letters.

                           (a) Parent shall use all reasonable efforts to cause
Arthur Anderson LLP and Ernst & Young to each deliver a letter dated not more than five days prior to the date on which the S-4 shall become effective and addressed to the Company and Parent and their respective Boards of Directors in form and substance reasonably satisfactory to the Company and customary in scope and substance for agreed-upon procedures letters delivered by independent public accountants in connection with registration statements and proxy statements similar to the S-4 and the Proxy Statement.

                           (b) The Company shall use all reasonable efforts to
cause Coopers & Lybrand L.L.P. to deliver a letter dated not more than five days prior to the date on which the S-4 shall become effective and addressed to Parent and the Company and their respective Boards of Directors in form and substance reasonably satisfactory to Parent and customary in scope and substance for agreed upon procedures letters delivered by independent accountants in connection with registration statements and proxy statements similar to the S-4 and the Proxy Statement.

                  4.05.    Meetings of Stockholders.

                           (a) The Company shall take all action necessary in
accordance with the NCBC and its Certificate of Incorporation and bylaws to duly call, give notice of, convene and hold the Company Stockholders Meeting as soon as practicable after the S-4 has been declared effective under the Securities Act to consider and vote upon the adoption and approval of this Agreement and the transactions contemplated hereby. The stockholder votes required for the adoption and approval of the transactions contemplated by this Agreement shall be the vote required by the NCBC and the Company's Certificate of Incorporation and bylaws. The Company will, through its Board of Directors, recommend to its stockholders approval of such matters subject to the provisions of Section 4.03(b).

                           (b) The Parent shall take all action necessary in
accordance with the Delaware General Corporation Law (the "DGCL") and its Certificate of Incorporation and bylaws to duly call, give notice of, convene and hold the Parent Stockholders Meeting as soon as practicable after the S-4 has been declared effective under the Securities Act to consider and vote upon the adoption and approval of this Agreement, the transactions contemplated hereby and the Parent Amendment to Certificate. The stockholder votes required for the adoption and approval of the transactions contemplated by this Agreement shall be the vote required by the DGCL, the Parent's Certificate of Incorporation and bylaws and applicable rules and regulations of The Nasdaq Stock Market, Inc.

                  4.06. Nasdaq Listing. Parent shall cause the shares of Parent Common Stock to be issued in the Merger to be approved for listing on the Nasdaq National Market, subject to official notice of issuance, prior to
the Effective   Time.

                  4.07.    Access to Information.

                           (a) Between the date hereof and the Effective Time,
the Company will give Parent and its authorized representatives and Parent will give the Company and its authorized representatives reasonable access to all employees, plants, offices, warehouses and other facilities and to all books and records of itself and its subsidiaries; will permit the other party to make such inspections as such party may reasonably require; will furnish promptly to the other a complete and correct copy of each report, schedule and other document filed or received by it pursuant to the requirements of the federal securities laws, and will cause its officers and those of its subsidiaries to furnish the other party with such financial and operating data and other information with respect to the business and properties of itself and its subsidiaries as the other party may from time to time reasonably request.

                           (b) Between the date hereof and the Effective Time,
the Company shall furnish to Parent and Parent will furnish to the Company within 25 business days after the end of each calendar month (commencing with November 1997) an unaudited balance sheet of the party furnishing such information as of the end of the such month and the related statements of earnings, stockholders' equity and, within 25 business days after the end of each calendar quarter, cash flows for the quarter then ended, each prepared in accordance with generally accepted accounting principles in conformity with the practices consistently applied by such party with respect to its monthly financial statements. All the foregoing shall be in accordance with the books and records of the party furnishing such information and shall fairly present its financial position (taking into account the differences between the monthly and quarterly statements prepared by such party in conformity with its past practices) as of the last day of the period then ended.

                           (c) Parent and Acquisition will hold and will cause
its consultants and advisers to hold in confidence all documents and information furnished to it by or on behalf of the Company in connection with the transactions contemplated by this Agreement pursuant to the terms of that certain Confidentiality Agreement entered into between the Company and Parent dated October 31, 1997 (the "Confidentiality Agreement"). The Company will hold and will cause its consultants and advisers to hold in confidence all documents and information furnished to it by or on behalf of Parent or Acquisition in connection with the transactions contemplated by this Agreement pursuant to the terms of the Confidentiality Agreement.

                  4.08. Additional Agreements; Reasonable Efforts. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take or cause to be taken all action and to do or cause to be done all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, (i) cooperating in the preparation and filing of the Proxy Statement and the S-4, any filings that may be required under the HSR Act and any amendments to any thereof; (ii) obtaining consents of all third parties and Governmental Entities necessary, proper or advisable for the consummation of the transactions contemplated by this Agreement; (iii) contesting any legal proceeding relating to the Merger; and (iv) executing any additional instruments necessary to consummate the transactions contemplated hereby. If at any time after the Effective Time any further action is necessary to carry out the purposes of this Agreement, the proper officers and directors of each party hereto shall take all such necessary action.

                  4.09. Public Announcements. Parent, Acquisition and the Company, as the case may be, will consult with one another before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement, including, without limitation, the Merger, and shall not issue any such press release or make any such public statement prior to such consultation except as may be required by applicable law or by obligations, pursuant to any listing agreement with The Nasdaq Stock Market, Inc., or as determined by Parent, Acquisition or the Company, as the case may be.

                  4.10. Indemnification. For a period of four years, after the Effective Time, the Surviving Corporation shall indemnify and hold harmless (and shall also advance expenses as incurred to the fullest extent permitted under applicable law to) each person who is now or has been prior to the date hereof or who becomes prior to the Effective Time an officer or director of the Company or any of the Company's subsidiaries (the "Indemnified Persons") to the fullest extent that the Company would have been permitted under its Certificate of Incorporation and By-Laws as in effect as of the date hereof. Each Indemnified Person is intended to be a third party beneficiary of this Section 4.10 and may specifically enforce its terms. This Section 4.10 shall not limit or otherwise adversely affect any rights any Indemnified Person may have under any agreement with the Company or under the Company's Certificate of Incorporation or bylaws as presently in effect.

                  4.11. Notification of Certain Matters. The Company shall give prompt notice to Parent and Acquisition, and Parent and Acquisition shall give prompt notice to the Company, of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time and (ii) any material failure of the Company, Parent or Acquisition, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 4.11 shall not cure such breach or non-compliance or limit or otherwise affect the remedies available hereunder to the party receiving such notice.

                  4.12. Affiliates; Pooling; Tax-Free Reorganization.

                        (a) The Company shall use all reasonable efforts to obtain from any Company Affiliate who has not previously executed such letter agreement, and from any person who may be deemed to have become a Company Affiliate after the date of this Agreement and on or prior to the Effective Time, a letter agreement substantially in the form of Exhibit C hereto as soon as practicable.

                        (b) Each party hereto shall use all reasonable efforts to cause the Merger to be treated for financial accounting purposes as a Pooling Transaction and shall not take and shall use all reasonable efforts to prevent any affiliate of such party from taking any actions which could prevent the Merger from being treated for financial accounting purposes as a Pooling Transaction.

                        (c) The Company, on the one hand, and Parent and Acquisition, on the other hand, shall execute and deliver to legal counsel to the Company and Parent certificates in form and substance reasonably satisfactory to the Company and Parent (the "Tax Certificates"), at such time or times as reasonably requested by such legal counsel in connection with its delivery of an opinion with respect to the transactions contemplated hereby and the Company and Parent shall each provide a copy thereof to the other parties hereto. Prior to the Effective Time, none of the Company, Parent or Acquisition shall take or cause to be taken any action which would cause to be untrue (or fail to take or cause not to be taken any action which would cause to be untrue) any of the representations in the Tax Certificates.

                  4.13 Parent Board. The Company and Parent shall use reasonable efforts to cause the Board of Directors of Parent (the "Parent Board") immediately after the Effective Time to be comprised of eight members designated by Parent and six members designated by the Company (collectively, the "Parent Directors"). The Company and Parent shall use reasonable efforts to reach a mutually satisfactory stockholders agreement (the "Stockholders Agreement") providing for the continuation of Parent Directors as all of the members of the Parent Board for three years after the Effective Time, subject to adjustment to the extent required or advisable in the event of material acquisitions, financings or similar transactions by Parent after the Effective Time.


                                    ARTICLE V
                    CONDITIONS TO CONSUMMATION OF THE MERGER

                  5.01. Conditions to Each Party's Obligations to Effect the Merger. The respective obligations of each party hereto to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions:

                           (a) This Agreement shall have been approved and
adopted by the requisite vote of the stockholders of the Company;

                           (b) This Agreement and the Parent Amendment to
Certificate shall have been approved and adopted by the requisite vote of the stockholders of Parent;

                           (c) No statute, rule, regulation, executive order,
decree, ruling or injunction shall have been enacted, entered, promulgated or enforced by any United States court or United States governmental authority which prohibits, restrains, enjoins or restricts the consummation of the Merger;

                           (d) Any waiting period applicable to the Merger under
the HSR Act shall have terminated or expired and any other governmental or regulatory notices or approvals required with respect to the transactions contemplated hereby shall have been either filed or received;

                           (e) The S-4 shall have become effective under the
Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order and Parent shall have received all state securities laws or "blue sky" permits and authorizations necessary to issue shares of Parent Common Stock in exchange for Shares in the Merger; and

                           (f) The shares of Parent Common Stock issuable to the
Company stockholders pursuant to this Agreement and such other shares required to be reserved for issuance in connection with the Merger shall have been authorized for listing on the Nasdaq National Market upon official notice of issuance.

                  5.02. Additional Conditions to the Obligations of the Company. The obligation of the Company to effect the Merger is subject to the satisfaction at or prior to the Effective Time of the following additional conditions:

                           (a) Each of the representations of Parent and
Acquisition contained in this Agreement or in any other document delivered pursuant hereto shall be true and correct in all material respects at and as of the Effective Time with the same effect as if made at and as of the Effective Time (except to the extent such representations specifically related to an earlier date, in which case such representations shall be true and correct as of such earlier date) and, at the Closing, Parent and Acquisition shall have delivered to the Company a certificate to that effect;

                           (b) Each of the covenants and obligations of Parent
and Acquisition to be performed at or before the Effective Time pursuant to the terms of this Agreement shall have been duly performed in all material respects at or before the Effective Time and, at the Closing, Parent and Acquisition shall have delivered to the Company a certificate to that effect;

                           (c) The Company shall have received the opinion of
tax counsel to the Company to the effect that (i) the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code; (ii) each of Parent, Acquisition and the Company will be a party to the reorganization within the meaning of Section 368(b) of the Code; and (iii) no gain or loss for Federal income tax purposes will be recognized by a stockholder of the Company as a result of the Merger with respect to Shares converted solely into the

Merger Consideration, and such opinion shall not have been withdrawn or modified in any material respect;

                           (d) The Company shall have received the opinion of
legal counsel to Parent as to the matters set forth in Exhibit E;

                           (e) Parent shall have obtained the consent or
approval of each person whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease, or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, in the reasonable opinion of the Company, individually or in the aggregate, have a Material Adverse Effect on Parent; and

                           (f) There shall have been no events, changes or
effects with respect to Parent or its subsidiaries having or which could reasonably be expected to have a Material Adverse Effect on Parent.

                  5.03. Additional Conditions to the Obligations of Parent and Acquisition. The respective obligations of Parent and Acquisition to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following additional conditions:

                           (a) Each of the representations of the Company
contained in this Agreement or in any other document delivered pursuant hereto shall be true and correct in all material respects at and as of the Effective Time with the same effect as if made at and as of the Effective Time (except to the extent such representations specifically related to an earlier date, in which case such representations shall be true and correct as of such earlier date) and, at the Closing, the Company shall have delivered to Parent and Acquisition a certificate to that effect;

                           (b) Each of the covenants and obligations of the
Company to be performed at or before the Effective Time pursuant to the terms of this Agreement shall have been duly performed in all material respects at or before the Effective Time and, at the Closing, the Company shall have delivered to Parent and Acquisition a certificate to that effect;

                           (c) Parent shall have received from each affiliate of
the Company referred to in Section 2.18 an executed copy of the letter attached hereto as Exhibit C;

                           (d) The shares of Parent Common Stock issuable to the
Company stockholders pursuant to this Agreement and such other shares required to be reserved for issuance in connection with the Merger shall have been authorized for listing on the Nasdaq National Market upon official notice of issuance;

                           (e) Parent shall have received the opinion of tax
counsel to Parent to the effect that (i) the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and (ii) each of Parent, Acquisition and the Company will be a party to the reorganization within the meaning of Section 368(b) of the Code, and such opinion shall not have been withdrawn or modified in any material respect;

                           (f) Parent shall have received the opinion of legal
counsel to the Company as to the matters set forth in Exhibit F;

                           (g) Parent shall have received the opinion of its
certified public accountants stating that the Merger will be accounted for under generally accepted accounting principles as a Pooling Transaction, and such opinion shall not have been withdrawn or modified in any material respect;

                           (h) The Company shall have obtained the consent or
approval of each person whose consent or approval shall be required in order to permit the succession by the Surviving Corporation pursuant to the Merger to any obligation, right or interest of the Company or any subsidiary of the Company under any loan or credit agreement, note, mortgage, indenture, lease or other agreement or instrument, except for those for which failure to obtain such consents and approvals would not, in the reasonable opinion of Parent, individually or in the aggregate, have a Material Adverse Effect on the Surviving Corporation;

                           (i) persons holding not more than 5% of the issued
and outstanding Shares as of the Effective Time shall have exercised dissenters rights in accordance with the requirements and procedures set forth in the NCBC;

                           (j) There shall have been no events, changes or
effects with respect to the Company or its subsidiaries having or which could reasonably be expected to have a Material Adverse Effect on the Company;

                           (k) The Company shall have obtained all amendments
and consents required pursuant to Section 1.11(e) and Schedule 1.11;

                           (l) Parent shall have received duly executed and
delivered employment and noncompetition agreements, in form and substance reasonably satisfactory to Parent, from certain officers and employees of the Company and its subsidiaries; and

                           (m) Holders of approximately 19.9% of the outstanding
Shares shall have duly executed and delivered Stockholder Agreements in substantially the form attached as Exhibit A hereto and no such holder shall have failed to comply with any of the material terms of the Stockholder Agreement.

                                   ARTICLE VI
                         TERMINATION; AMENDMENT; WAIVER

                  6.01. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time whether before or after approval and adoption of this Agreement by the Company's stockholders or Parent's stockholders:

                           (a) by mutual written consent of Parent, Acquisition
and the Company;

                           (b) by either Parent or the Company, if the Merger
has not been consummated by April 30, 1998, unless the failure to so consummate the Merger by such date shall have been caused by the action or failure to act of the party seeking to terminate this Agreement, which action or failure to act constitutes a breach of this Agreement;

                           (c) by either Parent or the Company, if any permanent
injunction or action by any court of competent jurisdiction or other governmental entity of competent jurisdiction preventing or prohbiting the Merger shall have become final and nonappealable, provided, however, that the party seeking to terminate this Agreement pursuant to this Section 6.01(c) shall have used all reasonable efforts to remove such injunction or overturn such action;

                           (d)      by Parent if:

                                    (i) there has been a material breach of any
representation or warranty of the Company set forth in this Agreement, and the Company has not cured such breach within 20 business days after written notice of such breach is given by Parent to the Company;

                                    (ii) there shall have been a material breach
by the Company of any of its covenants or agree in this Agreement, and the Company has not cured such breach within 20 business days after written notice of such breach is given by Parent to the Company;

                                    (iii) the Company Board (x) withdraws or
modifies in a manner adverse to Parent or Acquisition its recommendation or approval with respect to this Agreement or the Merger, (y) makes any recommendation with respect to a Third Party Acquisition (including making no recommendation or stating an inability to make a recommendation), other than a recommendation to reject such Third Party Acquisition, or (z) takes any action prohibited by Section 4.03;

                                    (iv) any Third Party Acquisition occurs or
the Company or any of its subsidiaries or Affiliates enters into any agreement with respect to a Third Party Acquisition;

                                    (v) the Company shall have convened a
meeting of its stockholders to vote upon the Merger and shall have failed to obtain the requisite vote of its stockholders at such meeting (including any adjournments thereof) or the Company fails to convene such a meeting by April 30, 1998;

                                    (vi) Parent shall have convened a meeting of
its stockholders to vote upon the Merger and shall have failed to obtain the requisite vote of its stockholders at such meeting (including any adjournments thereof); or

                                    (vii) Parent shall have given written notice
to the Company not later than 60 days after the date of this Agreement specifying that Parent, upon completion by Parent and its representatives of a due diligence investigation of the Company and its subsidiaries, is not reasonably satisfied as to the operations of the Company and its subsidiaries and their respective businesses, assets and prospects.

                           (e)      by the Company if:

                                    (i) there has been a material breach of any
representation or warranty of Parent or Acquisition set forth in this Agreement, and neither Parent nor Acquisition has cured such breach within 20 business days after written notice of such breach is given by the Company to Parent;

                                    (ii) there shall have been a material breach
by Parent or Acquisition of any of their respective covenants or agreements set forth in this Agreement, and Parent or Acquisition, as the case may be, has not cured such breach within 20 business days after written notice of such breach is given by the Company to Parent;

                                    (iii) the Parent Board withdraws or modifies
in a manner adverse to the Company its recommendation or approval with respect to this Agreement or the Merger;

                                    (iv) the Parent Board makes any
recommendation with respect to a Third Party Acquisition (as defined in Section 6.06) (including making no recommendation or stating an inability to make a recommendation), other than a recommendation to reject such Third Party Acquisition;

                                    (v) any Third Party Acquisition occurs with
respect to Parent or Parent or any of its Subsidiaries or Affiliates enters into an agreement with respect to any Third Party Acquisition;

                                    (vi) Parent shall have convened a meeting of
its stockholders to vote upon the Merger and shall have failed to obtain the requisite vote of its stockholders at such meeting (including any adjournments thereof) or Parent fails to convene such a meeting by April 30, 1998;

                                    (vii) the Company shall have convened a
meeting of its stockholders to vote upon the Merger and shall have failed to obtain the requisite vote of its stockholders at such meeting (including any adjournments thereof); or

                                    (viii) the Company Board has received a
Superior Proposal and has complied with the provisions of Section 4.03(b) (provided that the termination described in this Section 6.01(d)(viii) shall not be effective unless and until the Company shall have paid to Parent in full the fee described in Section 6.03(a)).

                  6.02. Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 6.01, this Agreement shall forthwith become void and have no effect without any liability on the part of any party hereto or its affiliates, directors, officers or stockholders other than the provisions of this Section 6.02 and Sections 4.07(c) and 6.03 hereof. Nothing contained in this Section 6.02 shall relieve any party from liability for any breach of this Agreement.

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

                  6.03.    Fees and Expenses.

                           (a) In the event that this Agreement shall have been
terminated:

                                    (i) by Parent pursuant to Section
6.01(d)(iii), (iv) or (v) or by the Company pursuant to Section 6.01(e)(vii) or
(viii); or

                                    (ii) (x) by Parent pursuant to Section
6.01(b) or Section 6.01(d)(i) or (ii) or (y) by Parent or the Company pursuant to Section 6.01(c), and prior to or within twelve months of the date of such termination the Company shall have directly or indirectly entered into an agreement with respect to a Third Party Acquisition or a Third Party Acquisition occurs;

                  then in each such case Parent and Acquisition would suffer direct and substantial damages, which damages cannot be determined with certainty. To compensate Parent and Acquisition for such damages the Company shall pay the amount of $4 million as liquidated damages (the "Parent Liquidated Damages") (x) within five business days after the termination of this Agreement in the case of the occurrence of any event described in Section 6.03(a)(i) above, or (y) concurrently with or prior to the execution of an agreement with respect to a Third Party Acquisition or the occurrence of a Third Party Acquisition described in Section 6.03(a)(ii) above. It is specifically agreed that the Parent Liquidated Damages represent liquidated damages and not a penalty.

                           (b) Upon the termination of this Agreement pursuant
to Sections 6.01(d)(i), (ii) or (v) or Section 6.01(e)(vii) (other than a termination requiring the Company to pay the Parent Liquidated Damages), in addition to all other remedies that Parent, Acquisition or their affiliates may have as a result of such termination, the Company shall reimburse Parent, Acquisition and their affiliates (not less than 10 business days after a submission of statements therefor) for all actual, documented out-of-pocket fees and expenses not to exceed $1 million reasonably incurred by any of them or on their behalf in connection with the Merger and the consummation of all transactions contemplated by this Agreement (including, without limitation, fees payable to investment bankers, counsel to any of the foregoing and accountants).

                           (c) Upon the termination of this Agreement pursuant
to Sections 6.01(e)(i), (ii), (iii), (iv), (v) or (vi) or Section 6.01(d)(vi), in addition to all other remedies that the Company or its affiliates may have as a result of such termination, Parent shall reimburse the Company and its affiliates (not less than 10 business days after a submission of statements therefor) for all actual, documented


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

out-of-pocket fees and expenses not to exceed $1 million reasonably incurred by any of them or on their behalf in connection with the Merger and the consummation of all transactions contemplated by this Agreement (including, without limitation, fees payable to investment bankers, counsel to any of the foregoing and accountants).

                           (d) Except as specifically provided in this Section
6.03, each party shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby, except that (i) the expenses incurred in connection with printing the Registration Statement and the Proxy Statement,
(ii) the filing fee with the SEC relating to the Registration Statement or the Proxy Statement and (iii) the filing fee in connection with filings under the HSR Act by Parent, the Company or any of their respective Affiliates will be shared equally by Parent and the Company.

                  6.04. Amendment. This Agreement may be amended by action taken by the Company, Parent and Acquisition at any time before or after approval of the Merger by the stockholders of the Company but after any such approval no amendment shall be made which requires the approval of such stockholders under applicable law without such approval. This Agreement (including the Parent Disclosure Schedule and the Company Disclosure Schedule) may be amended only by an instrument in writing signed on behalf of the parties hereto.

                  6.05. Extension; Waiver. At any time prior to the Effective Time, each party hereto may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document certificate or writing delivered pursuant hereto or (iii) waive compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of any party hereto to any such extension or waiver shall be valid only if set forth in an instrument, in writing, signed on behalf of such party. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

                  6.06 Definition of Third Party Acquisition with Respect to Parent. For the purposes of this Agreement, when used with respect to Parent "Third Party Acquisition" means the occurrence of any of the following events:
(i) the acquisition of Parent by a merger in which the current stockholders of Parent do not own greater than 50% of the voting equity securities of the surviving corporation by any person (which includes a "person" as such term is defined in Section 13(d)(3) of the Exchange Act) other than an Affiliate of Parent (a "Third Party"); (ii) the acquisition by a Third Party of substantially all of the total assets of the Parent and its subsidiaries taken as a whole; or (iii) the acquisition by a Third Party of more than 50% of the outstanding shares of Parent Common Stock.

                                   ARTICLE VII
                                  MISCELLANEOUS

                  7.01. Nonsurvival of Representations and Warranties. The representations and warranties made herein shall not survive beyond the Effective Time or a termination of this Agreement. This Section 7.01 shall not limit any covenant or agreement of the parties hereto which by its terms requires performance after the Effective Time.

                  7.02. Entire Agreement; Assignment. This Agreement (including the Parent Disclosure Schedule and the Company Disclosure Schedule) (a) constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings both written and oral between the parties with respect to the subject matter hereof and (b) shall not be assigned by operation of law or otherwise; provided, however, that Acquisition may assign any or all of its rights and obligations under this Agreement to any subsidiary of Parent, but no such assignment shall relieve Acquisition of its obligations hereunder if such assignee does not perform such obligations.

                  7.03. Validity. If any provision of this Agreement or the application thereof to any person or circumstance is held invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and to such end the provisions of this Agreement are agreed to be severable.

                  7.04. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile or by registered or certified mail (postage prepaid, return receipt requested) to each other party as follows:

if to the Company:                          Wheels Sports Group, Inc.
                                            1368 Salisbury Road
                                            Mocksville, NC 27028
                                            Fax: 704-634-3500
                                            Attn: Howard L. Correll, Jr.

with a copy to:                    Berliner Zisser Walter & Gallegos, P.C.
                                   1700 Lincoln Street, Suite 4700
                                   Denver, CO 80203
                                   Fax: 303-830-1705
                                   Attn: Robert W. Walter, Esq.

if to Parent or Acquisition:       Racing Champions Corporation
                                   800 Roosevelt Road
                                   Building C, #320
                                   Glen Ellyn, IL 60137
                                   Fax:  630-790-0406
                                   Attn:  Robert E. Dods

with a copy to:                    Reinhart, Boerner, Van Deuren,
                                   Norris & Rieselbach, S.C.
                                   1000 North Water Street
                                   P.O. Box 92900
                                   Milwaukee, Wisconsin 53202-0900
                                   Fax:  414-298-8097
                                   Attn:  James M.  Bedore, Esq.

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

                  7.05. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law thereof.

                  7.06. Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

                  7.07. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns and, except as provided in Sections 4.10 and 7.02, nothing in this Agreement express or implied is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

                  7.08. Certain Definitions. For the purposes of this Agreement the term:

                           (a) "Affiliate" means a person that, directly or
indirectly, through one or more intermediaries controls, is controlled by or is under common control with the first-mentioned person;

                           (b) "Business day" means any day other than a day on
which the Nasdaq Stock Market is closed;

                           (c) "Capital stock" means common stock, preferred
stock, partnership interests, limited liability company interests or other ownership interests entitling the holder thereof to vote with respect to matters involving the issuer thereof;

                           (d) "Knowledge" or "known" means, with respect to any
matter in question, the actual knowledge of such matter of any executive officer of the Company or Parent, as the case may be;

                           (e) "Person" means an individual, corporation,
partnership, limited liability company, association, trust, unincorporated organization or other legal entity; and

                           (f) "Subsidiary" or "subsidiaries" of the Company,
Parent, the Surviving Corporation or any other person means any corporation, partnership, limited liability company, association, trust, unincorporated association or other legal entity of which the Company, Parent, the Surviving Corporation or any such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the capital stock the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity, provided, however, that the Company's subsidiaries shall be deemed to include Sales Solutions, Inc., Synergy Marketing, Inc. and J/B Press Pass, Inc.

                  7.09. Personal Liability. This Agreement shall not create or be deemed to create or permit any personal liability or obligation on the part of any direct or indirect stockholder of the Company or Parent or any officer, director, employee, agent, representative or investor of any party hereto.

                  7.10. Specific Performance. The parties hereby acknowledge and agree that the failure of any party to perform its agreements and covenants hereunder, including its failure to take all actions as are necessary on its part to the consummation of the Merger, will cause irreparable injury to the other parties, for which damages, even if available, will not be an adequate remedy. Accordingly, each party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such party's obligations and to the granting by any court of the remedy of specific performance of its obligations hereunder; provided, however, that if a party hereto is entitled to receive any payment or reimbursement of expenses pursuant to Section 6.03(a),
(b) or (c) it shall not be entitled to specific performance to compel the consummation of the Merger.

                  7.11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

                  7.12. No Rule of Construction. The parties acknowledge that this Agreement was initially prepared by the Company, and that all parties have read and negotiated the language used in this Agreement. The parties agree that, because all parties participated in negotiating and drafting this Agreement, no rule of construction shall apply to this Agreement which construes ambiguous language in favor of or against any party by reason of that party's role in drafting this Agreement.

                  IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

                                               WHEELS SPORTS GROUP, INC.

                                               BY  /s/ Howard L. Correll, Jr.
                                                   ---------------------------
                                                   Its Chief Executive Officer

                                               RACING CHAMPIONS CORPORATION

                                               BY  /s/ Robert E. Dods
                                                   ---------------------------
                                                   Its President

                                               WSG ACQUISITION, INC.

                                               BY  /s/ Robert E. Dods
                                                   ---------------------------
                                                   Its President



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